Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 333-08603 and 333-48995) of Electro-Sensors, Inc. of our report dated March 18, 2015 relating to the consolidated financial statements that appears in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Boulay PLLP
Minneapolis, MN
March 18, 2015

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